Exhibit 10.2

SECOND amendment to employment agreement

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of July 10, 2023, between EyePoint Pharmaceuticals, Inc. (the “Company”), and Jay S. Duker, M.D. (“Employee”).

W I T N E S S E T H

WHEREAS, the Company and Employee have previously entered into that certain Amended and Restated Employment Agreement, effective as of November 1, 2021, as amended by that certain First Amendment to Employment Agreement, effective as of January 3, 2023 (collectively, the “Employment Agreement”);

WHEREAS, the Company and Employee desire to enter into this Second Amendment to modify certain provisions of the Employment Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.
Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.

2.
Position and Duties. Subsection (a) of Section 1 of the Employment Agreement is hereby deleted in its entirety and the following substituted in lieu thereof.

(a)
As of July 10, 2023 (the “President & CEO Start Date”), Employee is promoted to the role of President and Chief Executive Officer, reporting to the Board of Directors of the Company. This is an exempt position. As of the President & CEO Start Date, Employee shall also be appointed to serve as a member of the Board of Directors of the Company. During Employee’s employment, Employee may be asked from time to time, to serve as a director or officer of one or more of the Company's subsidiaries, in each case, without further compensation. If Employee’s employment with the Company terminates for any reason, then concurrently with such termination, Employee will be deemed to have resigned from any director, officer, trustee, or other positions Employee may hold with the Company, the Company's subsidiaries, or any of their respective related committees, trusts, or other similar entities, in each case unless otherwise agreed in writing by the Company and Employee.

3.
Subsections (a), (b) and (c) of Section 2 of the Employment Agreement are hereby deleted in their entirety and the following substituted in lieu thereof.

(a)
Base Salary. The Company will pay Employee a base salary at the rate of $650,000 per year, payable in accordance with the regular payroll practices of the Company (as may be increased, from time to time, the "Base Salary").

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(b)
Bonus Compensation. For each fiscal year completed during Employee’s employment under this Agreement, Employee will be eligible for an annual cash bonus. With effect from the President & CEO Start Date, Employee’s target bonus will be 60% of the Base Salary (the "Target Bonus"), with the actual amount of any such bonus being determined by the Board of Directors of the Company (the "Board") in its sole discretion, based on Employee’s performance and that of the Company against goals established by the Board (and for the goals based on Employee’s performance, agreed to by Employee) and consistent with any applicable plan or program documents and generally applicable Company policies. Notwithstanding anything herein to the contrary, Employee’s bonus in respect of calendar year 2023 shall be calculated based upon a blended rate Base Salary and blended Target Bonus, which factors in Employee’s Base Salary and Target Bonus rates in effect during calendar year 2023 for Employee’s service as President and Chief Operating Officer and for Employee’s service as President & CEO, pro-rated based on the portion of calendar year 2023 during which Employee served in each such position. Except as otherwise expressly provided in Section 4 hereof, Employee must be employed through the end of the fiscal year to which a bonus relates in order to earn the bonus. Subject to Section 4 of this Agreement, if Employee’s employment terminates, for any reason, prior to the end of the fiscal year to which a bonus relates, the bonus is not earned.

(c)
President & CEO Equity Grants. On the President & CEO Start Date, Employee will be granted (A) a new award of 100,000 options (“Options”) to purchase common stock (“Stock”) with time-based vesting (i) one-quarter on the first anniversary of the grant date and (ii) in equal monthly installments thereafter until vested in full on the fourth anniversary of the grant date; and (B) an award of 50,000 restricted stock units (“RSUs”) with time-based vesting (i) one-third on the date that is twelve (12) months following the RSU grant date, and (ii) one-third on the date that is twenty-four (24) months following the RSU grant date and (iii) one-third on the date that is thirty-six (36) months following the RSU grant date. The Options and RSUs shall be subject to the terms and conditions of the 2023 Long-Term Incentive Plan and the underlying award agreements.

4.
Continued Effectiveness of the Employment Agreement. The Employment Agreement is, and shall continue to be, in full force and effect, except as otherwise provided in this Second Amendment and except that all references to the Employment Agreement set forth in the Employment Agreement and any other agreements to which the parties hereto are parties that have been executed prior to the date hereof shall mean the Employment Agreement, as amended by this Second Amendment.

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5.
Miscellaneous.

(a)
Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to its conflicts of law principles thereof.
(b)
Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.
(c)
Construction. This Amendment shall be construed without regard to any presumption or other rule requiring construction against the drafting party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment on the date first set forth above.

EYEPOINT PHARMACEUTICALS, INC.

By_/s/ Jennifer Leonard__________________

Name: Jennifer Leonard

Title: Chief People Officer & SVP IT

/s/ Jay Duker____________________________

Jay S. Duker, M.D.

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